Exhibit 99.1

GFI Group Inc. Declares Special Dividend of $0.25 Per Share

New York, December 10, 2010 — GFI Group Inc. (NYSE: GFIG), a leading provider of wholesale brokerage, clearing services, electronic execution and trading support products for global financial markets (the “Company”), announced today that the Company’s Board of Directors has declared a special dividend of $0.25 per common share.  The record date of the special dividend will be December 20, 2010 and the payment date will be December 30, 2010.

Michael Gooch, Chairman and CEO of the Company commented, “Since our founding in 1987, we have grown the business and its profits in both favorable and adverse economic environments.  Despite currently challenging market conditions, we achieved $30 million in non-GAAP earnings through the first three quarters of 2010 and ended the third quarter with balance sheet cash of $2.93 per share. Further, we generated $139 million in adjusted EBITDA over the twelve month period ending on September 30, 2010. Adjusted EBITDA consists of net income (loss) per U.S. GAAP before attribution to non-controlling interests, and adjusts for interest, taxes, depreciation, amortization, non-operating items, the non-cash amortization of our restricted stock units and sign-on bonuses, and any net income or loss attributable to non-controlling interests.”

Mr. Gooch added, “We are pleased to have been in the position of accumulating a significant amount of cash.  We have determined to return some of this cash to our shareholders while remaining confident in the strength of our business and balance sheet and in light of the limited opportunities currently available for value-creating acquisitions and the potential for an increase in dividend tax rates in 2011.”

Company cash, cash equivalents and deposits at clearing organizations at September 30, 2010 were approximately $357 million.  The aggregate pretax amount to be paid by the Company will be approximately $31 million.  The Company expects to pay the dividend from a combination of cash on hand and its existing credit facility.  For a reconciliation of non-GAAP financial measures contained herein to the corresponding GAAP financial measures, please see the attached financial tables.

About GFI Group Inc.

GFI Group Inc. (NYSE: “GFIG”) is a leading provider of wholesale brokerage, clearing services, electronic execution and trading support products for global financial markets. GFI Group Inc. provides brokerage services, market data, trading platform and analytics software products to institutional clients in markets for a range of fixed income, financial, equity and commodity instruments.

Headquartered in New York, GFI was founded in 1987 and employs more than 1,900 people with additional offices in London, Paris, Hong Kong, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Dubai, Dublin, Tel Aviv, Calgary, Los Angeles, Englewood (NJ) and Sugar Land (TX). GFI Group Inc. provides services and products to over 2,400 institutional clients, including leading investment and commercial banks, corporations, insurance companies and hedge funds. Its brands include GFISM, GFInet®, CreditMatch®, GFI ForexMatch®, EnergyMatch®, FENICS®, Starsupply®, Amerex®, Trayport® and Kyte®.

Forward-looking statement

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of GFI Group Inc. (the “Company”) and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: economic, political and market factors affecting trading volumes; securities prices or demand for the Company’s brokerage services; competition from current and new competitors; the Company’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; the Company’s ability to identify and develop new products and markets; changes in laws and regulations governing the Company’s business and operations or permissible activities; the Company’s ability to manage its international operations; financial difficulties experienced by the Company’s customers or key participants in the markets in which the Company focuses its brokerage services; the Company’s ability to keep up with technological changes; uncertainties relating to litigation and the Company’s ability to assess and integrate acquisition prospects. Further information about factors that could affect the Company’s financial and other results is included in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christopher Giancarlo

Executive Vice President - Corporate Development

investorinfo@gfigroup.com

Chris Ann Casaburri

Investor Relations Manager

212-968-4167

chris.casaburri@gfigroup.com

Media Contact:

Patricia Gutierrez

Vice President - Public Relations

212-968-2964

patricia.gutierrez@gfigroup.com

- FINANCIAL TABLES TO FOLLOW -

=IR=

The presentation of non-GAAP financial measures herein is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.

GFI believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook.  GFI’s management uses, and believes that investors benefit from referring to these non-GAAP financial measures in assessing the Company’s operating results, as well as when planning, forecasting and analyzing future periods.  These non-GAAP financial measures also facilitate comparisons of the Company’s performance to prior periods.

GFI Group Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands except share and per share data)

	Nine Months Ended
	September 30,
	2010	2009

GAAP revenues	$640,110	$633,147
Gain on exchange of cost-method investments (a)	—	(697)
Fair value mark-to-market on future purchase commitment (a)	809	—
Mark-to-market loss (gain) on forward hedges of future foreign currency revenues (a)	3,081	(2,202)
Total Non-GAAP Revenues	644,000	630,248

GAAP expenses	609,002	584,356
Non-operating adjustments:
Amortization of intangibles	(4,941)	(4,084)
Professional and other fees for business development activities	(3,871)	—
Severance and other restructuring	—	(4,644)
Total Non-GAAP adjustments (a)	(8,812)	(8,728)
Non-GAAP operating expenses	600,190	575,628

GAAP (loss) income before (benefit from) provision for income taxes and non-controlling interests	31,108	48,791
Sum of Non-GAAP items = (a)	12,702	5,829
Non-GAAP income before tax provision and non-controlling interests	43,810	54,620

GAAP (benefit from) provision for income taxes	9,643	18,052

Income tax impact on Non-GAAP items (b)	3,937	2,116

Non-GAAP provision for income taxes	13,580	20,168
Net income attributable to non-controlling interests	151	—

GAAP net (loss) income	21,314	30,739

Sum of Non-GAAP adjustments [ (a) - (b) ]	8,765	3,713
Non-GAAP net income	$30,079	$34,452

GAAP basic net (loss) income per share	$0.18	$0.26

Basic non-operating income per share	0.07	0.03

Non-GAAP basic net income per share	$0.25	$0.29

GAAP diluted net (loss) income per share	$0.17	$0.25

Diluted non-operating income per share	0.07	0.03

Non-GAAP diluted net income per share	$0.24	$0.28

Weighted average Non-GAAP shares outstanding - basic	120,059,960	118,117,384

Weighted average Non-GAAP shares outstanding - diluted	124,665,379	121,382,317

GFI Group Inc.

Adjusted EBITDA

($ ‘000’s)	3Q09	4Q09	1Q10	2Q10	3Q10	Last twelve months (LTM)

Net income (loss) per U.S. GAAP before attribution to non-controlling interests	$2,783	$(14,451)	$13,376	$10,424	$(2,335)

Plus/Less: Extraordinary and other non-recurring (gains) and losses (i.e., non-GAAP adjustments)	6,574	31,359	1,495	2,195	9,012

Plus: Interest expense	2,769	2,645	2,575	2,730	3,204

Less: Interest income	(172)	(148)	(240)	(77)	(914)

Plus: Income tax expense (benefit)	1,633	(11,070)	6,738	3,955	(1,050)

Plus: Depreciation and amortization expense (excluding intangibles)	6,324	6,578	6,787	6,414	6,737

Plus: Amortization of RSU’s	7,339	6,256	6,784	6,511	6,894

Plus: Amortization of cash sign-on bonuses	9,184	7,852	5,192	8,344	5,070

Plus: Net (income) loss attributable to non-controlling interests	—	—	—	—	(151)

Adjusted EBITDA	$36,434	$29,021	$42,707	$40,496	$26,467	$138,691